Exhibit 99.1

3756 Central Avenue	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS REPORTS
FOURTH QUARTER AND FISCAL YEAR 2022 RESULTS

Net Income of $2.46 Million in the June 2022 Quarter

Net Income of $9.09 Million for Fiscal 2022

Net Interest Margin Expands 32 Basis Points in Comparison
to the Prior Sequential Quarter

Loans Held for Investment Increase 11% from June 30, 2021 to $940.0 Million

Total Deposits Increase 2% from June 30, 2021 to $955.5 Million

Improved Asset Quality with a $411,000 Recovery from the Allowance for Loan Losses

Non-Interest Expenses Remain Well-Controlled

Riverside, Calif. – July 26, 2022 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced fourth quarter and full year earnings for the fiscal year ended June 30, 2022.
For the quarter ended June 30, 2022, the Company reported net income of $2.46 million, or $0.34 per diluted share (on 7.32 million average diluted shares outstanding), down 26 percent from net income of $3.34 million, or $0.44 per diluted share (on 7.59 million average diluted shares outstanding), in the comparable period a year ago. Compared to the same quarter last year, the decrease in earnings was primarily attributable to lower salaries and employee benefits expenses due to the $2.44 million credit from the Employee Retention Tax Credit (“ERTC”) in the fourth quarter last year (not replicated this quarter) and the $356,000 lower recovery from the allowance for loan losses, partly offset by the $1.13 million net interest income increase.
“I am pleased with our financial results for the June 2022 quarter and encouraged that our fundamentals continue to improve.  For example, the net interest margin expanded by 32 basis points from the prior sequential quarter, we achieved a second consecutive quarter of compelling loan portfolio growth, and operating expenses are well-controlled,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company. “And while much has recently been written about a potential economic downturn, I am confident that our credit quality and strong capital position provides a robust financial foundation to weather the challenges that may arise,” said Mr. Blunden.

Return on average assets for the fourth quarter of fiscal 2022 was 0.83 percent, down from 1.12 percent for the same period of fiscal 2021; and return on average stockholders’ equity for the fourth quarter of fiscal 2022 was 7.72 percent, down from 10.65 percent for the comparable period of fiscal 2021.
On a sequential quarter basis, the $2.46 million net income for the fourth quarter of fiscal 2022 reflects a 45 percent increase from $1.70 million in the third quarter of fiscal 2022. The increase in earnings for the fourth quarter of fiscal 2022 compared to the third quarter of fiscal 2022 was primarily attributable to a $968,000 increase in net interest income and a $450,000 decrease in non-interest expenses, partly offset by a $234,000 decrease in the recovery from the allowance for loan losses. The decrease in non-interest expenses was primarily due to lower salaries and employee benefits, premises and equipment and other operating expenses. Diluted earnings per share for the fourth quarter of fiscal 2022 were $0.34 per share, up 48 percent from the $0.23 per share during the third quarter of fiscal 2022. Return on average assets was 0.83 percent for the fourth quarter of fiscal 2022, up from 0.57 percent in the third quarter of fiscal 2022; and return on average stockholders’ equity for the fourth quarter of fiscal 2022 was 7.72 percent, up from 5.33 percent for the third quarter of fiscal 2022.
For the fiscal year ended June 30, 2022, net income increased $1.53 million, or 20 percent, to $9.09 million from $7.56 million for the fiscal year ended June 30, 2021; and diluted earnings per share for the fiscal year ended June 30, 2022 increased 22 percent to $1.22 per share (on 7.45 million average diluted shares outstanding) from $1.00 per share (on 7.54 million average diluted shares outstanding) for the last fiscal year. Compared to the last fiscal year, the increase in earnings was primarily attributable to a $1.75 million increase in the recovery from the allowance for loan losses and a $956,000 increase in net interest income.
In the fourth quarter of fiscal 2022, net interest income increased $1.13 million or 15 percent to $8.51 million from $7.38 million for the same quarter last year. The increase in net interest income was primarily due to a higher net interest margin primarily due to a shift in the composition of interest-earning assets towards higher yielding loans held for investment and an increase in the average yield on interest-earning deposits reflecting recent increases in the targeted federal funds rate. The net interest margin during the fourth quarter of fiscal 2022 increased by 39 basis points to 2.93 percent from 2.54 percent in the same quarter last year. The average yield on interest-earning assets increased by 31 basis points to 3.18 percent in the fourth quarter of fiscal 2022 from 2.87 percent in the same quarter last year while the average cost of interest-bearing liabilities decreased by 10 basis points to 0.27 percent in the fourth quarter of fiscal 2022 from 0.37 percent in the same quarter last year. The average balance of interest-earning assets was virtually unchanged at $1.16 billion in the fourth quarter of fiscal 2022 as compared to the same quarter last year. The increase in the average balance of loans held for investment was mainly offset by decreases in the average balance of lower yielding investment securities and interest-earning deposits.
Interest income on loans receivable increased by $750,000, or 10 percent, to $8.49 million in the fourth quarter of fiscal 2022 from $7.74 million in the same quarter of fiscal 2021. The increase was due to a higher average balance and, to a lesser extent, a higher average yield. The average balance of loans receivable increased by $67.6 million, or eight percent, to $916.2 million in the fourth quarter of fiscal 2022 from $848.6 million in the same quarter last year. Total loans originated and purchased for investment in the fourth quarter of fiscal 2022 were $85.9 million, down eight percent from $93.3 million in the same quarter last year. Loan principal payments received in the fourth quarter of fiscal 2022 were $41.3 million, down 48 percent from $79.9 million in the same quarter last year. The average yield on loans receivable increased by five basis points to 3.70 percent in the fourth quarter of fiscal 2022 from an average yield of 3.65 percent in the same quarter last year. Net deferred loan cost amortization in the fourth quarter of fiscal 2022 decreased 75 percent to $191,000 from $752,000 in the same quarter last year. The decrease in the net deferred loan cost amortization was due primarily to lower total loan principal payments ($41.3 million vs. $79.9 million) and, to a lesser extent, a $94,000 deferred loan fee recovery from a legacy restructured loan that was paid off in the fourth quarter of fiscal 2022 (not incurred in the same quarter last year).
Interest income from investment securities increased $69,000, or 15 percent, to $540,000 in the fourth quarter of fiscal 2022 from $471,000 for the same quarter of fiscal 2021. This increase was attributable to a higher average yield, partly offset by a lower average balance. The average yield on investment securities increased 31 basis points to 1.11 percent in the fourth quarter of fiscal 2022 from 0.80 percent for the same quarter last year. The increase in the average investment securities yield was primarily attributable to the upward repricing of adjustable-rate mortgage-backed securities and a lower premium amortization during the current quarter in comparison to the same quarter last year ($270,000 vs. $535,000), attributable to a lower total principal repayment ($10.5 million vs. $15.8 million). The average balance of investment securities decreased by $41.7 million, or 18 percent, to $194.5 million in the fourth quarter of fiscal 2022 from $236.2 million in the same quarter last year.
In the fourth quarter of fiscal 2022, the Federal Home Loan Bank – San Francisco (“FHLB”) distributed a $121,000 cash dividend to the Bank on its FHLB stock, up $3,000 or three percent from $118,000 in the same quarter last year. The average balance of FHLB – San Francisco stock in the fourth quarter of fiscal 2022 increased $97,000, or one percent, to $8.2 million from $8.1 million in the same quarter of fiscal 2021 and the average yield increased to 5.89 percent in the fourth quarter of fiscal 2022 from 5.81 percent in the same quarter last year.
Interest income from interest-earning deposits, primarily cash deposited at the Federal Reserve Bank of San Francisco, was $69,000 in the fourth quarter of fiscal 2022, up 263 percent from $19,000 in the same quarter of fiscal 2021. The increase was due to a higher average yield, partly offset by a lower average balance. The average yield earned on interest-earning deposits in the fourth quarter of fiscal 2022 was 0.68 percent, up 57 basis points from 0.11 percent in the same quarter last year. The average balance of the Company’s interest-earning deposits decreased $29.5 million, or 42 percent, to $40.4 million in the fourth quarter of fiscal 2022 from $69.9 million in the same quarter last year primarily due to the utilization of these excess funds for loan portfolio growth.

Interest expense on deposits for the fourth quarter of fiscal 2022 was $255,000 as compared to $346,000 for the same period last year, a decrease of $91,000, or 26 percent. The decrease in interest expense on deposits was attributable to a lower average cost of deposits, partly offset by a higher average balance. The average cost of deposits improved, decreasing by four basis points to 0.11 percent in the fourth quarter of fiscal 2022 from 0.15 percent in the same quarter last year. The average balance of deposits increased $29.6 million, or three percent, to $968.6 million in the fourth quarter of fiscal 2022 from $939.0 million in the same quarter last year, primarily due to increases in transaction accounts, partly offset by a managed run-off of higher cost time deposits.
Transaction account balances or “core deposits” increased $36.9 million, or five percent, to $834.4 million at June 30, 2022 from $797.5 million at June 30, 2021, while time deposits decreased $19.3 million, or 14 percent, to $121.1 million at June 30, 2022 from $140.4 million at June 30, 2021.
Interest expense on borrowings, consisting of FHLB – San Francisco advances, for the fourth quarter of fiscal 2022 decreased $165,000, or 27 percent, to $454,000 from $619,000 for the same period last year. The decrease in interest expense on borrowings was the result of a lower average balance, partly offset by a slightly higher average cost. The average balance of borrowings decreased $30.3 million, or 27 percent, to $80.5 million while the average cost of borrowings increased two basis points to 2.26 percent in the fourth quarter of fiscal 2022, compared to an average balance of $110.8 million with an average cost of 2.24 percent in the same quarter last year. The decrease in the average balance and the increase in the average cost of borrowings were primarily due to prepayments and maturities of borrowings with a lower average cost than our remaining borrowings.
During the fourth quarter of fiscal 2022, the Company recorded a recovery from the allowance for loan losses of $411,000, as compared to the $767,000 recovery recorded during the same period last year and the $645,000 recovery from the allowance for loan losses recorded in the third quarter of fiscal 2022 (sequential quarter). The recoveries from the allowance for loan losses primarily reflects improved credit quality and improving general economic conditions, partly offset by increases in loans held for investment during the respective periods.
Non-performing assets, comprised solely of non-performing loans with underlying collateral located in California, decreased $7.2 million or 84 percent to $1.4 million, or 0.12 percent of total assets, at June 30, 2022, compared to $8.6 million, or 0.73 percent of total assets, at June 30, 2021. The non-performing loans at June 30, 2022 are comprised of seven single-family loans, while the non-performing loans at June 30, 2021 were comprised of 27 single-family loans and one multi-family loan. At both June 30, 2022 and June 30, 2021, there was no real estate owned.
Net loan recoveries for the quarter ended June 30, 2022 were $6,000 or 0.00 percent (annualized) of average loans receivable, as compared to net loan recoveries of $8,000 or 0.00 percent (annualized) of average loans receivable for the quarter ended June 30, 2021 and net loan recoveries of $6,000 or 0.00 percent (annualized) of average loans receivable for the quarter ended March 31, 2022 (sequential quarter).
Classified assets, comprised solely of loans, were $1.6 million at June 30, 2022 which consist of $224,000 of loans in the special mention category and $1.4 million of loans in the substandard category; while classified assets at June 30, 2021 were $10.4 million, consisting of $1.8 million of loans in the special mention category and $8.6 million of loans in the substandard category.
The allowance for loan losses was $5.6 million or 0.59 percent of gross loans held for investment at June 30, 2022, down from the $7.6 million or 0.88 percent of gross loans held for investment at June 30, 2021. Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at June 30, 2022 under the incurred loss methodology.
Non-interest income decreased by $76,000, or six percent, to $1.17 million in the fourth quarter of fiscal 2022 from $1.24 million in the same period last year, primarily due to a $101,000 decrease in loan servicing and other fees. On a sequential quarter basis, non-interest income increased $51,000, or five percent, primarily as a result of an increase in card and processing fees, partly offset by a decrease in loan servicing and other fees.
Non-interest expenses increased by $1.53 million or 31 percent to $6.45 million in the fourth quarter of fiscal 2022 from $4.92 million for the same quarter last year. The increase in the non-interest expense in the fourth quarter of fiscal 2022 was primarily due to the $2.44 million credit from the ERTC in the fourth quarter last year (not replicated this quarter), partly offset by the retirement benefits expense recovery ($198,000 expense recovery in comparison to a $115,000 expense accrual) and a $136,000 refund from a vendor on previously paid network services invoices that were overstated when billed. On a sequential quarter basis, non-interest expenses decreased by $450,000 or seven percent to $6.45 million in the fourth quarter of fiscal 2022 from $6.90 million in the third quarter of fiscal 2022.
The Company’s efficiency ratio, defined as non-interest expense divided by the sum of net interest income and non-interest income, in the fourth quarter of fiscal 2022 was 67 percent, up from 57 percent in the same quarter last year but improved from 80 percent in the third quarter of fiscal 2022 (sequential quarter).
The Company’s provision for income taxes was $1.17 million for the fourth quarter of fiscal 2022, up four percent from $1.12 million in the same quarter last year primarily due to an increase in the effective tax rate in the fourth quarter of fiscal 2022 to 32.2 percent from 25.2 percent in the same quarter last year. The lower than normal effective tax rate in the fourth quarter of last year was primarily attributable to the recognition of tax benefits resulting from the exercise of stock options and the non-taxable treatment of the ERTC for state tax purposes.
The Company repurchased 35,488 shares of its common stock with an average cost of $15.90 per share during the quarter ended June 30, 2022 pursuant to its April 2020 stock repurchase plan that expired on April 27, 2022. For fiscal 2022, there were 257,285 shares of PROV common stock purchased at an average cost of $16.73 per share. The Board of Directors approved a new stock repurchase plan on April 28, 2022 which authorized 364,259 shares for repurchase, all of which remain available for purchase at June 30, 2022.
The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).
The Company will host a conference call for institutional investors and bank analysts on Wednesday, July 27, 2022 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-844-291-6356 and referencing access code number 2262909.  An audio replay of the conference call will be available through Wednesday, August 3, 2022 by dialing 1-866-207-1041 and referencing access code number 5500963.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited to potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company's business operations or financial markets, generally, resulting from the ongoing novel coronavirus of 2019 (“COVID-19”) and any governmental or societal responses thereto; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions, including the effects of inflation, and conditions within the securities markets; legislative and regulatory changes, including as a result of the COVID-19 pandemic; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) - which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2023 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Financial Condition
(Unaudited –In Thousands, Except Share Information)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Assets
Cash and cash equivalents	$23,414	$60,121	$85,680	$88,249	$70,270
Investment securities – held to maturity, at cost	185,745	195,579	205,065	205,821	223,306
Investment securities - available for sale, at fair value	2,676	2,944	3,118	3,316	3,587
Loans held for investment, net of allowance for loan losses of $5,564; $5,969; $6,608; $7,413 and $7,587, respectively; includes $1,396; $1,470; $1,555; $1,577 and $1,874 at fair value, respectively	939,992	893,563	852,006	859,035	850,960
Accrued interest receivable	2,966	2,850	2,862	2,909	2,999
FHLB – San Francisco stock	8,239	8,155	8,155	8,155	8,155
Premises and equipment, net	8,826	8,957	8,942	9,014	9,377
Prepaid expenses and other assets	15,180	15,665	16,577	15,782	14,942
Total assets	$1,187,038	$1,187,834	$1,182,405	$1,192,281	$1,183,596

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$125,089	$117,097	$112,022	$120,883	$123,179
Interest-bearing deposits	830,415	846,403	844,326	835,859	814,794
Total deposits	955,504	963,500	956,348	956,742	937,973

Borrowings	85,000	80,000	80,000	90,000	100,983
Accounts payable, accrued interest and other liabilities	17,884	16,717	18,123	17,304	17,360
Total liabilities	1,058,388	1,060,217	1,054,471	1,064,046	1,056,316

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)	—	—	—	—	—
Common stock, $.01 par value; (40,000,000 shares authorized; 18,229,615; 18,229,615; 18,229,615; 18,229,615 and 18,229,615 shares issued respectively; 7,285,184; 7,320,672; 7,389,943; 7,491,705 and 7,541,469 shares outstanding, respectively)	183	183	183	183	183
Additional paid-in capital	98,826	98,617	98,404	98,179	97,978
Retained earnings	202,680	201,237	200,569	199,344	197,733
Treasury stock at cost (10,944,431; 10,908,943; 10,839,672; 10,737,910 and 10,688,146 shares, respectively)	(173,041)	(172,459)	(171,280)	(169,537)	(168,686)
Accumulated other comprehensive income, net of tax	2	39	58	66	72
Total stockholders’ equity	128,650	127,617	127,934	128,235	127,280
Total liabilities and stockholders’ equity	$1,187,038	$1,187,834	$1,182,405	$1,192,281	$1,183,596

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended		Fiscal Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Interest income:
Loans receivable, net	$8,485	$7,735	$32,161	$32,856
Investment securities	540	471	1,906	1,849
FHLB – San Francisco stock	121	118	489	418
Interest-earning deposits	69	19	174	78
Total interest income	9,215	8,343	34,730	35,201

Interest expense:
Checking and money market deposits	51	48	220	268
Savings deposits	44	38	172	208
Time deposits	160	260	752	1,269
Borrowings	454	619	1,991	2,817
Total interest expense	709	965	3,135	4,562

Net interest income	8,506	7,378	31,595	30,639
Recovery from the allowance for loan losses	(411)	(767)	(2,462)	(708)
Net interest income, after recovery from the allowance for loan losses	8,917	8,145	34,057	31,347

Non-interest income:
Loan servicing and other fees	189	290	1,056	1,170
Deposit account fees	336	290	1,302	1,247
Card and processing fees	457	507	1,639	1,605
Other	183	154	719	551
Total non-interest income	1,165	1,241	4,716	4,573

Non-interest expense:
Salaries and employee benefits	4,055	2,172	15,833	15,157
Premises and occupancy	690	869	3,189	3,500
Equipment	350	293	1,282	1,153
Professional expenses	311	378	1,419	1,561
Sales and marketing expenses	165	210	642	680
Deposit insurance premiums and regulatory assessments	134	123	543	552
Other	744	878	3,007	3,130
Total non-interest expense	6,449	4,923	25,915	25,733
Income before income taxes	3,633	4,463	12,858	10,187
Provision for income taxes	1,170	1,124	3,765	2,626
Net income	$2,463	$3,339	$9,093	$7,561

Basic earnings per share	$0.34	$0.44	$1.23	$1.01
Diluted earnings per share	$0.34	$0.44	$1.22	$1.00
Cash dividend per share	$0.14	$0.14	$0.56	$0.56

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations – Sequential Quarters
(Unaudited – In Thousands, Except Share Information)

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Interest income:
Loans receivable, net	$8,485	$7,581	$7,920	$8,175	$7,735
Investment securities	540	515	433	418	471
FHLB – San Francisco stock	121	123	123	122	118
Interest-earning deposits	69	39	35	31	19
Total interest income	9,215	8,258	8,511	8,746	8,343

Interest expense:
Checking and money market deposits	51	54	58	57	48
Savings deposits	44	42	45	41	38
Time deposits	160	178	199	215	260
Borrowings	454	446	546	545	619
Total interest expense	709	720	848	858	965

Net interest income	8,506	7,538	7,663	7,888	7,378
Recovery from the allowance for loan losses	(411)	(645)	(1,067)	(339)	(767)
Net interest income, after recovery from the allowance for loan losses	8,917	8,183	8,730	8,227	8,145

Non-interest income:
Loan servicing and other fees	189	237	444	186	290
Deposit account fees	336	329	325	312	290
Card and processing fees	457	378	399	405	507
Other	183	170	200	166	154
Total non-interest income	1,165	1,114	1,368	1,069	1,241

Non-interest expense:
Salaries and employee benefits	4,055	4,203	4,455	3,120	2,172
Premises and occupancy	690	836	758	905	869
Equipment	350	330	314	288	293
Professional expenses	311	299	348	461	378
Sales and marketing expenses	165	186	149	142	210
Deposit insurance premiums and regulatory assessments	134	136	136	137	123
Other	744	909	739	615	878
Total non-interest expense	6,449	6,899	6,899	5,668	4,923
Income before income taxes	3,633	2,398	3,199	3,628	4,463
Provision for income taxes	1,170	699	935	961	1,124
Net income	$2,463	$1,699	$2,264	$2,667	$3,339

Basic earnings per share	$0.34	$0.23	$0.30	$0.35	$0.44
Diluted earnings per share	$0.34	$0.23	$0.30	$0.35	$0.44
Cash dividends per share	$0.14	$0.14	$0.14	$0.14	$0.14

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter Ended		Fiscal Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
SELECTED FINANCIAL RATIOS:
Return on average assets	0.83%	1.12%	0.76%	0.64%
Return on average stockholders' equity	7.72%	10.65%	7.14%	6.05%
Stockholders’ equity to total assets	10.84%	10.75%	10.84%	10.75%
Net interest spread	2.91%	2.50%	2.69%	2.62%
Net interest margin	2.93%	2.54%	2.72%	2.66%
Efficiency ratio	66.68%	57.12%	71.37%	73.08%
Average interest-earning assets to average interest- bearing liabilities	110.51%	110.77%	110.67%	110.78%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.34	$0.44	$1.23	$1.01
Diluted earnings per share	$0.34	$0.44	$1.22	$1.00
Book value per share	$17.66	$16.88	$17.66	$16.88
Shares used for basic EPS computation	7,291,046	7,518,542	7,404,089	7,464,814
Shares used for diluted EPS computation	7,323,138	7,590,312	7,449,004	7,538,409
Total shares issued and outstanding	7,285,184	7,541,469	7,285,184	7,541,469

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$62,908	$51,574	$198,026	$126,145
Multi-family	16,013	36,987	87,738	96,474
Commercial real estate	6,971	1,128	18,187	3,818
Construction	—	3,598	2,228	5,426
Total loans originated and purchased for investment	$85,892	$93,287	$306,179	$231,863

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	06/30/22	03/31/22	12/31/21	09/30/21	06/30/21
SELECTED FINANCIAL RATIOS:
Return on average assets	0.83%	0.57%	0.76%	0.89%	1.12%
Return on average stockholders' equity	7.72%	5.33%	7.11%	8.39%	10.65%
Stockholders’ equity to total assets	10.84%	10.74%	10.82%	10.76%	10.75%
Net interest spread	2.91%	2.58%	2.61%	2.69%	2.50%
Net interest margin	2.93%	2.61%	2.64%	2.71%	2.54%
Efficiency ratio	66.68%	79.74%	76.39%	63.28%	57.12%
Average interest-earning assets to average interest-bearing liabilities	110.51%	110.79%	110.65%	110.76%	110.77%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.34	$0.23	$0.30	$0.35	$0.44
Diluted earnings per share	$0.34	$0.23	$0.30	$0.35	$0.44
Book value per share	$17.66	$17.43	$17.31	$17.12	$16.88
Average shares used for basic EPS	7,291,046	7,357,989	7,435,218	7,529,870	7,518,542
Average shares used for diluted EPS	7,323,138	7,412,516	7,482,812	7,575,320	7,590,312
Total shares issued and outstanding	7,285,184	7,320,672	7,389,943	7,491,705	7,541,469

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage loans:
Single-family	$62,908	$54,978	$45,720	$34,420	$51,574
Multi-family	16,013	31,487	14,920	25,318	36,987
Commercial real estate	6,971	7,011	3,005	1,200	1,128
Construction	—	544	1,684	—	3,598
Total loans originated and purchased for investment	$85,892	$94,020	$65,329	$60,938	$93,287

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of	As of	As of	As of	As of
	06/30/22	03/31/22	12/31/21	09/30/21	06/30/21
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$160	$160	$160	$200	$200
Allowance for loan losses	$5,564	$5,969	$6,608	$7,413	$7,587
Non-performing loans to loans held for investment, net	0.15%	0.22%	0.33%	0.77%	1.02%
Non-performing assets to total assets	0.12%	0.17%	0.24%	0.55%	0.73%
Allowance for loan losses to gross loans held for investment	0.59%	0.66%	0.77%	0.86%	0.88%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	—%	—%	(0.12)%	(0.08)%	—%
Non-performing loans	$1,423	$1,996	$2,802	$6,616	$8,646
Loans 30 to 89 days delinquent	$3	$2	$3	$20	$—

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	06/30/22	03/31/22	12/31/21	09/30/21	06/30/21
Recourse provision (recovery) for loans sold	$—	$—	$(40)	$—	$(15)
(Recovery) provision for loan losses	$(411)	$(645)	$(1,067)	$(339)	$(767)
Net loan charge-offs (recoveries)	$(6)	$(6)	$(262)	$(165)	$(8)

	As of	As of	As of	As of	As of
	06/30/2022	03/31/2022	12/31/2021	09/30/2021	06/30/2021
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	10.47%	10.27%	10.02%	9.81%	10.19%
Common equity tier 1 capital ratio	19.58%	19.32%	19.69%	18.90%	18.58%
Tier 1 risk-based capital ratio	19.58%	19.32%	19.69%	18.90%	18.58%
Total risk-based capital ratio	20.47%	20.29%	20.79%	20.12%	19.76%

	As of June 30,
	2022		2021
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$400	0.73%	$1,000	0.28%
U.S. SBA securities	940	0.85	1,858	0.60
U.S. government sponsored enterprise MBS	180,492	1.36	220,448	1.22
U.S. government sponsored enterprise CMO	3,913	2.23	—	—
Total investment securities held to maturity	$185,745	1.37%	$223,306	1.21%

Available for sale (at fair value):
U.S. government agency MBS	$1,698	1.90%	$2,222	2.32%
U.S. government sponsored enterprise MBS	865	2.67	1,211	2.32
Private issue CMO	113	3.02	154	2.52
Total investment securities available for sale	$2,676	2.20%	$3,587	2.33%
Total investment securities	$188,421	1.39%	$226,893	1.23%
(1)	The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of June 30,
	2022		2021
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:

Single-family (1 to 4 units)	$378,234	3.34%	$268,272	3.42%
Multi-family (5 or more units)	464,676	4.05	484,408	4.09
Commercial real estate	90,429	4.61	95,279	4.68
Construction	3,216	3.62	3,040	5.84
Other mortgage	123	5.25	139	5.25
Commercial business	1,206	6.66	849	6.39
Consumer	86	15.00	95	15.00
Total loans held for investment	937,970	3.82%	852,082	3.96%

Advance payments of escrows	47		157
Deferred loan costs, net	7,539		6,308
Allowance for loan losses	(5,564)		(7,587)
Total loans held for investment, net	$939,992		$850,960
Purchased loans serviced by others included above	$11,394	3.50%	$13,556	3.53%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of June 30,
	2022		2021
	Balance	Rate(1)	Balance	Rate(1)
DEPOSITS:
Checking accounts – non interest-bearing	$125,089	—%	$123,179	—%
Checking accounts – interest-bearing	335,788	0.04	327,388	0.04
Savings accounts	333,581	0.05	307,299	0.05
Money market accounts	39,897	0.17	39,670	0.15
Time deposits	121,149	0.52	140,437	0.71
Total deposits	$955,504	0.11%	$937,973	0.15%

BORROWINGS:
Overnight	$5,000	1.66%	$—	—%
Three months or less	20,000	1.75	10,983	1.88
Over three to six months	—	—	—	—
Over six months to one year	10,000	2.25	10,000	2.20
Over one year to two years	30,000	2.25	30,000	1.92
Over two years to three years	20,000	2.70	30,000	2.25
Over three years to four years	—	—	20,000	2.70
Over four years to five years	—	—	—	—
Over five years	—	—	—	—
Total borrowings	$85,000	2.20%	$100,983	2.19%
(1)	The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	June 30, 2022		June 30, 2021
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:

Loans receivable, net	$916,241	3.70%	$848,587	3.65%
Investment securities	194,524	1.11	236,236	0.80
FHLB – San Francisco stock	8,222	5.89	8,125	5.81
Interest-earning deposits	40,385	0.68	69,881	0.11
Total interest-earning assets	$1,159,372	3.18%	$1,162,829	2.87%
Total assets	$1,192,583		$1,193,534

Deposits	$968,554	0.11%	$938,990	0.15%
Borrowings	80,549	2.26	110,769	2.24
Total interest-bearing liabilities	$1,049,103	0.27%	$1,049,759	0.37%
Total stockholders’ equity	$127,561		$125,408
(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

	Fiscal Year Ended		Fiscal Year Ended
	June 30, 2022		June 30, 2021
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:

Loans receivable, net	$870,328	3.70%	$863,507	3.80%
Investment securities	206,876	0.92	205,628	0.90
FHLB – San Francisco stock	8,172	5.98	8,008	5.22
Interest-earning deposits	74,897	0.23	74,952	0.10
Total interest-earning assets	$1,160,273	2.99%	$1,152,095	3.06%
Total assets	$1,193,060		$1,183,011

Deposits	$961,497	0.12%	$914,351	0.19%
Borrowings	86,883	2.29	125,589	2.24
Total interest-bearing liabilities	$1,048,380	0.30%	$1,039,940	0.44%
Total stockholders’ equity	$127,408		$124,913
(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

ASSET QUALITY:

	As of	As of	As of	As of	As of
	06/30/22	03/31/22	12/31/21	09/30/21	06/30/21
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$701	$716	$745	$739	$882
Multi-family	—	306	1,077	775	781
Total	701	1,022	1,822	1,514	1,663

Accruing loans past due 90 days or more:	—	—	—	—	—
Total	—	—	—	—	—

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	722	974	980	5,102	6,983
Total	722	974	980	5,102	6,983
Total non-performing loans (1)	1,423	1,996	2,802	6,616	8,646

Real estate owned, net	—	—	—	—	—
Total non-performing assets	$1,423	$1,996	$2,802	$6,616	$8,646
(1) The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value adjustments.